EXHIBIT 4.73





                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Annual Report on Form 20-F of IMA Exploration Inc. (the "Company") for the year ended December 31, 2004 and of our report dated April 21, 2005, relating to the consolidated financial statements, which appears in the 2004 Annual Report to Shareholders of the Company.

/s/ PricewaterhouseCoopers LLP
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Chartered Accountants
Vancouver, BC, Canada
May 5, 2005